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Independent auditors' consent
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The board and shareholders IDS Investment Series, Inc.:
    IDS Diversified Equity Income Fund
    IDS Mutual

The board of trustees and unitholders Growth and Income Trust:
    Equity Income Portfolio
    Balanced Portfolio

We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.



                                                   KPMG Peat Marwick LLP
Minneapolis, Minnesota
November    , 1997